SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest event reported) March 20, 1996


                          SOUTHWEST CAPITAL CORPORATION
              Exact name of registrant as specified in its charter)



     New Mexico                     0-8149                      85-0169650
(State of other jurisdiction     (Commission                  (IRS Employer
  of incorporation)              File Number)               Identification No.)


1650 University Blvd, N.E., Suite 100, Albuquerque, New Mexico       87102
     (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code 505-884-7161


Item 4. Changes in Registrant's Certifying Accountant.

     By letter dated March 15, 1996, the Registrant's former principal auditors, KPMG PeatMarwick resigned and will not continue to act in that capacity or to audit the Registrant's books and records for the year ended December 31, 1995. Notice of the KPMG PeatMarwick resignation was received by the Registrant on March 20, 1996.

a) KPMG PeatMarwick served as the Registrant's principal accountant for the fiscal years ended December 31, 1993 and 1994.

     The Registrant has contacted other auditing firms seeking a replacement for KPMG PeatMarwick, but at the date of this report has not secured a new firm's services. The Registrant has never had any consultation with any contacted firm of the type described in Paragraph (a)(2) of Item 304 of Regulation S-K.

     i) By letter dated March 15, 1996, KPMG PeatMarwick informed the Registrant of its immediate resignation.

     ii) KPMG PeatMarwick's reports on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion or were qualified or modified as to disclosure, uncertainty, audit scope, or accounting principles.

b) There has been no disagreement between the Registrant and KPMG PeatMarwick of the type described in paragraph (a)(1)(iv) of Item 304 of Regulation S-K, nor was there any reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K during the Registrant's current or prior two fiscal years.

c) On the date of this Report the Registrant provided KPMG PeatMarwick a copy of this Report together with its request that KPMG Peat Marwick furnish the Registrant a letter addressed to the Commission stating whether it agrees with the statements made herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SOUTHWEST CAPITAL CORPORATION

                              Laurence S. Zipkin
                              -----------------------------
                              Laurence S. Zipken, President